Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on February 15, 2008) of Inverness Medical Innovations, Inc. pertaining to the BBI Holdings Plc SAYE Share Option Scheme, BBI Holdings Plc Unapproved Share Option Scheme, BBI Holdings Plc EMI Scheme and Option Deeds between BBI Holdings Plc and David Evans dated April 28, 2004 and December 10, 2007, of our report dated February 23, 2007, with respect to the consolidated financial statements of Biosite Incorporated, originally included in its Annual Report (Form 10-K) for the year ended December 31, 2006, then incorporated by reference in the Current Report on Form 8-K of Inverness Medical Innovations, Inc., dated June 26, 2007, filed with the Securities and Exchange Commission on July 2, 2007, and as amended on July 20, 2007, and which Form 8-K is incorporated by reference in this Registration Statement on Form S-8.

/s/ Ernst & Young LLP

San Diego, California
February 14, 2008